News Release

Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reports Strong Execution on Strategic Priorities
Reaffirms 2023 Guidance and Annualized Growth Rate Targets for All Metrics

Strategic Accomplishments
•Signed new long-term contracts for 2.2 GW of renewables in year-to-date 2023
•On track to complete construction of 3.4 GW of renewables in 2023, with 786 MW completed in year-to-date 2023
•Filed a new rate case and for regulatory approval to build the largest energy storage facility in the state at AES Indiana
•Continued progress toward exiting coal by year-end 20251 with the retirement of 415 MW at Petersburg Unit 2 in Indiana, announcement of the expected retirement of the 276 MW Norgener plant in Chile in 2025, and termination of the PPA for the 205 MW Warrior Run plant in Maryland

Q2 2023 Financial Highlights
•Q2 2023 Diluted EPS of ($0.06), compared to ($0.27) in Q2 2022
•Q2 2023 Adjusted EPS2 of $0.21, compared to $0.34 in Q2 2022
•Q2 2023 Net Income of ($19) million, compared to ($136) million in Q2 2022
•Q2 2023 Adjusted EBITDA with Tax Attributes3,4 of $607 million, compared to $722 million in Q2 2022
◦Q2 2023 Adjusted EBITDA3 of $569 million, compared to $686 million in Q2 2022

Financial Position and Outlook
•Reaffirming 2023 guidance for Adjusted EPS2 of $1.65 to $1.75 and annualized growth target2 of 7% to 9% through 2025, off a base year of 2020
•Reaffirming 2023 guidance for Adjusted EBITDA3 of $2,600 to $2,900 million and annualized growth target3 of 17% to 20% excluding the Energy Infrastructure SBU through 2027, off a base of 2023 guidance

ARLINGTON, Va., August 3, 2023 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2023.

"We are making excellent progress on our strategic priorities: tripling our installed renewables capacity by 2027; growing our US utilities' rate base by more than 10% annually; and exiting coal by year-end 2025," said Andrés Gluski, AES President and Chief Executive Officer. "So far this year, we have signed long-term contracts for 2.2 GW of new renewables and increased our backlog of signed PPAs to a record level of 13.2 GW. At the same time, our construction program is going very well, with 786 MW of renewable projects
1 Through asset sales, fuel conversions and retirements, while maintaining reliability and affordability, and subject to necessary approvals.
2 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
3 Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
4 Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax expense allocated to tax equity investors.

completed year-to-date. We remain on track to commission a total of 3.4 GW this year, including 2.1 GW in the US."

"We are pleased with our financial results to-date, and see ourselves as well-positioned to execute on all of our priorities in the second half of the year," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "Our quarterly results are fully in line with our expectations, including the seasonality in our earnings that we outlined earlier this year, and today we are reaffirming our 2023 guidance and long-term annualized growth rate targets for all metrics."

Q2 2023 Financial Results

Second quarter 2023 Net Income was ($19) million, an increase of $117 million compared to second quarter 2022. This increase is the result of favorable contributions at the Utilities, Renewables, and New Energy Technologies Strategic Business Units (SBU), partially offset by lower contributions at the Energy Infrastructure SBU.

Second quarter 2023 Adjusted EBITDA5 (a non-GAAP financial measure) was $569 million, a decrease of $117 million compared to second quarter 2022, primarily reflecting higher cost of sales and lower thermal dispatch substituted with renewable sources at the Energy Infrastructure SBU. These negative drivers were partially offset by lower losses from affiliates at the New Energy Technologies SBU mainly attributable to improved margins on a new product line, favorable weather conditions impacting demand and increased rider revenues at the Utilities SBU, and new businesses and favorable wind and hydrological conditions at the Renewables SBU.

During the second quarter of 2023, the Company realized Tax Attributes6 of $38 million, an increase of $2 million compared to second quarter 2022.

Second quarter 2023 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.06), an increase of $0.21 compared to second quarter 2022, primarily reflecting lower long-lived asset impairments in the current year, partially offset by the recognition of unrealized losses due to the termination of a PPA and higher cost of sales at the Energy Infrastructure SBU.

Second quarter 2023 Adjusted Earnings Per Share7 (Adjusted EPS, a non-GAAP financial measure) was $0.21, a decrease of ($0.13), compared to second quarter 2022, mainly driven by lower contributions from the Energy Infrastructure SBU.
5 Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
6 Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax expense allocated to tax equity investors.
7 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Strategic Accomplishments
•As of today, the Company’s backlog, which consists of projects with signed contracts, but which are not yet operational, is 13,170 MW, including 5,389 MW under construction. This is compared to a 11,932 MW backlog as of the Company's first quarter 2023 earnings call on May 5, 2023.
•In year-to-date 2023, the Company completed 786 MW of wind, solar and energy storage and expects to complete a total of 3.4 GW by year-end 2023.
•AES Indiana filed its first rate case since 2018, and expects to receive regulatory approval by the middle of 2024. During the second quarter of 2023, AES Indiana filed for approval to build a 200 MW, or 800 MWh, energy storage facility at the site of the retiring Petersburg coal plant and expects to receive approval by the end of 2023. The facility is expected to come online by the end of 2024, at which point it will be the largest battery storage project in the Midwest.
•The Company expects to receive approval for AES Ohio's new Electric Security Plan (ESP4) by the end of August 2023, with new distribution rates effective immediately.
•During the second quarter of 2023, the Company continued to make progress toward exiting coal by year-end 20258:
◦Retirement of the 415 MW Petersburg Unit 2 in Indiana;
◦Announcement of the expected retirement of the 276 MW Norgener plant in Chile in 2025; and
◦Receipt of final regulatory approval, and subsequent deal closing, for the termination of the PPA for the 205 MW Warrior Run plant in Maryland.

Guidance and Expectations9,10

The Company is reaffirming its 2023 guidance for Adjusted EBITDA9 of $2,600 to $2,900 million, and its expectation for annualized growth in Adjusted EBITDA9 of 3% to 5% through 2027, from a base of its reaffirmed 2023 guidance. Excluding the Company's Energy Infrastructure SBU, annualized growth in Adjusted EBITDA9 is expected to be 17% to 20% through 2027, from a base of 2023 guidance.

The Company is reaffirming its 2023 guidance for Adjusted EPS10 of $1.65 to $1.75. Growth in 2023 is expected to be primarily driven by new renewables expected to come online. This growth is expected to be partially offset by lower margins from the Company's LNG business, due to normalization of LNG prices and the roll-off of a gas supply contract, lower contract margins in Chile, and higher interest expense in Colombia.

8 Through asset sales, fuel conversions and retirements, while maintaining reliability and affordability, and subject to necessary approvals.
9 Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
10 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

The Company is reaffirming its annualized growth target for Adjusted EPS11 of 6% to 8% through 2027, from a base of its reaffirmed 2023 guidance of $1.65 to $1.75. The Company is also reaffirming its annualized growth target for Adjusted EPS11 of 7% to 9% through 2025, from a base year of 2020.

The Company's 2023 guidance is based on foreign currency and commodity forward curves as of June 30, 2023.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, and Adjusted EBITDA, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, August 4, 2023 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 636658. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

11 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and six months ended June 30, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2022 Annual Report on Form 10-K filed March 1, 2023 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,193	$2,276	$4,480	$4,293
Regulated	834	802	1,786	1,637
Total revenue	3,027	3,078	6,266	5,930
Cost of Sales:
Non-Regulated	(1,782)	(1,781)	(3,579)	(3,398)
Regulated	(747)	(734)	(1,595)	(1,439)
Total cost of sales	(2,529)	(2,515)	(5,174)	(4,837)
Operating margin	498	563	1,092	1,093
General and administrative expenses	(72)	(46)	(127)	(98)
Interest expense	(310)	(279)	(640)	(537)
Interest income	131	95	254	170
Loss on extinguishment of debt	—	(1)	(1)	(7)
Other expense	(12)	(29)	(26)	(41)
Other income	14	70	24	76
Loss on disposal and sale of business interests	(4)	(2)	(4)	(1)
Asset impairment expense	(174)	(482)	(194)	(483)
Foreign currency transaction losses	(67)	(49)	(109)	(68)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	4	(160)	269	104
Income tax benefit (expense)	2	19	(70)	(41)
Net equity in earnings (losses) of affiliates	(25)	5	(29)	(28)
NET INCOME (LOSS)	(19)	(136)	170	35
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(20)	(43)	(58)	(99)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(39)	$(179)	$112	$(64)
BASIC EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.06)	$(0.27)	$0.17	$(0.10)
DILUTED EARNINGS PER SHARE:
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.06)	$(0.27)	$0.16	$(0.10)
DILUTED SHARES OUTSTANDING	669	668	712	668

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
REVENUE
Renewables SBU	$541	$455	$1,036	$875
Utilities SBU	852	821	1,823	1,680
Energy Infrastructure SBU	1,654	1,820	3,378	3,427
New Energy Technologies SBU	1	2	75	2
Corporate and Other	40	34	67	57
Eliminations	(61)	(54)	(113)	(111)
Total Revenue	$3,027	$3,078	$6,266	$5,930

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2023	December 31, 2022
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,322	$1,374
Restricted cash	517	536
Short-term investments	713	730
Accounts receivable, net of allowance for doubtful accounts of $8 and $5, respectively	1,710	1,799
Inventory	774	1,055
Prepaid expenses	218	98
Other current assets	1,449	1,533
Current held-for-sale assets	502	518
Total current assets	7,205	7,643
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	490	470
Electric generation, distribution assets and other	27,312	26,599
Accumulated depreciation	(8,413)	(8,651)
Construction in progress	6,688	4,621
Property, plant and equipment, net	26,077	23,039
Other Assets:
Investments in and advances to affiliates	858	952
Debt service reserves and other deposits	171	177
Goodwill	362	362
Other intangible assets, net of accumulated amortization of $475 and $434, respectively	2,282	1,841
Deferred income taxes	383	319
Loan receivable, net of allowance of $25 and $26, respectively	1,018	1,051
Other noncurrent assets, net of allowance of $21 and $51, respectively	3,149	2,979
Total other assets	8,223	7,681
TOTAL ASSETS	$41,505	$38,363
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,583	$1,730
Accrued interest	303	249
Accrued non-income taxes	228	249
Accrued and other liabilities	2,232	2,151
Recourse debt	500	—
Non-recourse debt, including $896 and $416, respectively, related to variable interest entities	2,445	1,758
Current held-for-sale liabilities	337	354
Total current liabilities	7,628	6,491
NONCURRENT LIABILITIES
Recourse debt	4,976	3,894
Non-recourse debt, including $2,032 and $2,295, respectively, related to variable interest entities	18,622	17,846
Deferred income taxes	1,104	1,139
Other noncurrent liabilities	3,128	3,168
Total noncurrent liabilities	27,830	26,047
Commitments and Contingencies
Redeemable stock of subsidiaries	1,289	1,321
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at June 30, 2023 and December 31, 2022)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,808,272 issued and 669,385,716 outstanding at June 30, 2023 and 818,790,001 issued and 668,743,464 outstanding at December 31, 2022)	8	8
Additional paid-in capital	6,550	6,688
Accumulated deficit	(1,523)	(1,635)
Accumulated other comprehensive loss	(1,567)	(1,640)
Treasury stock, at cost (149,422,556 and 150,046,537 shares at June 30, 2023 and December 31, 2022, respectively)	(1,814)	(1,822)
Total AES Corporation stockholders’ equity	2,492	2,437
NONCONTROLLING INTERESTS	2,266	2,067
Total equity	4,758	4,504
TOTAL LIABILITIES AND EQUITY	$41,505	$38,363

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income	$(19)	$(136)	$170	$35
Adjustments to net income:
Depreciation and amortization	277	264	550	534
Loss on disposal and sale of business interests	4	2	4	1
Impairment expense	179	482	199	483
Deferred income taxes	(108)	(36)	(119)	(43)
Loss on extinguishment of debt	—	1	1	7
Loss of affiliates, net of dividends	25	19	29	52
Emissions allowance expense	50	121	139	239
Loss on realized/unrealized foreign currency	38	57	71	20
Other	81	(63)	99	28
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	122	(185)	60	(262)
(Increase) decrease in inventory	85	(183)	276	(227)
(Increase) decrease in prepaid expenses and other current assets	7	(246)	71	(187)
(Increase) decrease in other assets	24	104	74	94
Increase (decrease) in accounts payable and other current liabilities	(12)	275	(305)	151
Increase (decrease) in income tax payables, net and other tax payables	(78)	(121)	(85)	(114)
Increase (decrease) in deferred income	21	49	42	59
Increase (decrease) in other liabilities	(134)	4	(89)	(5)
Net cash provided by operating activities	562	408	1,187	865
INVESTING ACTIVITIES:
Capital expenditures	(1,845)	(893)	(3,396)	(1,659)
Acquisitions of business interests, net of cash and restricted cash acquired	(290)	(107)	(290)	(107)
Proceeds from the sale of business interests, net of cash and restricted cash sold	—	—	98	1
Sale of short-term investments	350	148	706	345
Purchase of short-term investments	(202)	(349)	(620)	(694)
Contributions and loans to equity affiliates	(92)	(76)	(112)	(169)
Purchase of emissions allowances	(37)	(157)	(115)	(293)
Other investing	(10)	4	(21)	(7)
Net cash used in investing activities	(2,126)	(1,430)	(3,750)	(2,583)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities and commercial paper program	14,381	1,907	16,716	3,100
Repayments under the revolving credit facilities and commercial paper program	(14,184)	(1,554)	(15,809)	(2,269)
Issuance of recourse debt	900	—	1,400	—
Repayments of recourse debt	—	—	—	(29)
Issuance of non-recourse debt	767	1,422	1,457	3,132
Repayments of non-recourse debt	(284)	(681)	(944)	(1,469)
Payments for financing fees	(49)	(11)	(67)	(38)
Purchases under supplier financing arrangements	289	80	818	173
Repayments of obligations under supplier financing arrangements	(275)	(84)	(862)	(134)
Distributions to noncontrolling interests	(100)	(46)	(147)	(93)
Acquisitions of noncontrolling interests	(1)	(5)	(1)	(540)
Contributions from noncontrolling interests	—	20	18	28
Sales to noncontrolling interests	189	181	189	229
Issuance of preferred shares in subsidiaries	—	—	3	60
Dividends paid on AES common stock	(111)	(106)	(222)	(211)
Payments for financed capital expenditures	(3)	(5)	(7)	(9)
Other financing	(6)	(12)	(13)	(6)
Net cash provided by financing activities	1,513	1,106	2,529	1,924
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19)	(38)	(37)	(18)
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	3	43	(6)	(21)
Total increase (decrease) in cash, cash equivalents and restricted cash	(67)	89	(77)	167
Cash, cash equivalents and restricted cash, beginning	2,077	1,562	2,087	1,484
Cash, cash equivalents and restricted cash, ending	$2,010	$1,651	$2,010	$1,651
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$260	$238	$512	$423
Cash payments for income taxes, net of refunds	147	95	200	141
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of contingent consideration for acquisitions (see Note 17)	$218	—	218	15
Non-cash contributions from noncontrolling interests	$30	—	30	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

EBITDA is defined as earnings before interest income and expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of NCI and interest, taxes, depreciation, and amortization of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted EBITDA with Tax Attributes is defined as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits ("PTCs"), Investment Tax Credits ("ITCs"), and depreciation tax expense allocated to tax equity investors.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, the non-recurring nature of the impact of the early contract terminations at Angamos, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Adjusted EBITDA (in millions)	2023	2022	2023	2022
Net income (loss)	$(19)	$(136)	$170	$35
Income tax expense (benefit)	(2)	(19)	70	41
Interest expense	310	279	640	537
Interest income	(131)	(95)	(254)	(170)
Depreciation and amortization	277	264	550	534
EBITDA	$435	$293	$1,176	$977
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(155)	(156)	(325)	(312)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	27	23	66	57
Interest income recognized under service concession arrangements	18	20	36	39
Unrealized derivative and equity securities losses (gains)	32	(34)	(7)	8
Unrealized foreign currency losses	32	38	64	20
Disposition/acquisition losses	16	23	13	32
Impairment losses	164	479	173	480
Loss on extinguishment of debt	—	—	1	6
Adjusted EBITDA	$569	$686	$1,197	$1,307
Tax attributes allocated to tax equity investors	38	36	51	49
Adjusted EBITDA with Tax Attributes (2)	$607	$722	$1,248	$1,356
_______________________________
(1)         The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation expense allocated to tax equity investors under the HLBV accounting method and recognized as Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. All of the tax attributes are related to the Renewables SBU.
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits, and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the Energy

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022			Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$(39)	$(0.05)		$(179)	$(0.25)		$112	$0.16		$(64)	$(0.09)
Add: Income tax expense from continuing operations attributable to AES	(16)			(29)			35			21
Pre-tax contribution	$(55)			$(208)			$147			$(43)
Adjustments
Unrealized derivative and equity securities losses (gains)	$33	$0.05	(2)	$(35)	$(0.05)	(3)	$(6)	$(0.01)	(4)	$6	$0.01
Unrealized foreign currency losses	33	0.04	(5)	39	0.05	(6)	64	0.09	(7)	20	0.03
Disposition/acquisition losses	16	0.02		23	0.03	(8)	13	0.02		32	0.04	(8)
Impairment losses	164	0.23	(9)	479	0.68	(10)	173	0.24	(9)	480	0.68	(10)
Loss on extinguishment of debt	—	—		6	0.01		4	0.01		16	0.02
Less: Net income tax benefit		(0.08)	(11)		(0.13)	(12)		(0.08)	(11)		(0.14)	(12)
Adjusted PTC and Adjusted EPS	$191	$0.21		$304	$0.34		$395	$0.43		$511	$0.55
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(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to recognition of unrealized losses due to the termination of a PPA of $72 million, or $0.10 per share, partially offset by unrealized derivative gains at the Energy Infrastructure SBU of $37 million, or $0.05 per share.
(3)Amount primarily relates to the unrealized gain on remeasurement of our existing investment in 5B, accounted for using the measurement alternative, of $26 million, or $0.04 per share.
(4)Amount primarily relates to unrealized derivative gains at the Energy Infrastructure SBU of $87 million, or $0.12 per share, partially offset by the recognition of unrealized losses due to the termination of a PPA of $72 million, or $0.10 per share.
(5)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $24 million, or $0.03 per share, and unrealized foreign currency losses at AES Andes due to the depreciating Colombian peso of $15 million, or $0.02 per share.
(6)Amount primarily relates to unrealized foreign currency losses on debt in Brazil of $12 million, or $0.02 per share, and unrealized foreign currency losses of $9 million, or $0.01 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(7)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $49 million, or $0.07 per share, and unrealized foreign currency losses at AES Andes due to the depreciating Colombian peso of $31 million, or $0.04 per share.
(8)Amount primarily relates to the recognition of an allowance on the AES Gilbert sales-type lease receivable as a cost of disposition of a business interest of $20 million, or $0.03 per share, for the three and six months ended June 30, 2022.
(9)Amount primarily relates to asset impairments at the Norgener coal-fired plant in Chile of $136 million, or $0.19 per share, and the GAF Projects at AES Renewable Holdings of $18 million, or $0.03 per share for the three and six months ended June 30, 2023.
(10)Amount primarily relates to asset impairment at Maritza of $475 million, or $0.67 per share, for the three and six months ended June 30, 2022.
(11)Amount primarily relates to income tax benefits associated with the asset impairment at the Norgener coal fired plant in Chile of $33 million, or $0.05 per share, and income tax benefits associated with the recognition of unrealized losses due to the termination of a PPA of $18 million, or $0.02 per share, for the three and six months ended June 30, 2023.
(12)Amount primarily relates to income tax benefits associated with the impairment at Maritza of $110 million, or $0.15 per share, partially offset by income tax expense associated with the unrealized gain on remeasurement of our existing investment in 5B of $6 million, or $0.01 per share for the three and six months ended June 30, 2022.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,383	$1,489	$1,298	$1,022
Returns of capital distributions to Parent & QHCs	56	56	—	1
Total subsidiary distributions & returns of capital to Parent	$1,439	$1,545	$1,298	$1,023
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$205	$356	$753	$69
Returns of capital distributions to Parent & QHCs	—	56	—	—
Total subsidiary distributions & returns of capital to Parent	$205	$412	$753	$69

(in millions)	Balance at
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$35	$117	$24	$49
Availability under credit facilities	883	970	1,141	374
Ending liquidity	$918	$1,087	$1,165	$423

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.